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                                                                   Exhibit 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CN BIOSCIENCES, INC.


                  CN BIOSCIENCES, INC., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, was incorporated by the filing of an original Certificate of Incorporation with the Office of the Secretary of State of Delaware on March 11, 1992 under the name Calbiochem-Novabiochem International, Inc., which certificate was amended and restated by the filing of an Amended and Restated Certificate of Incorporation on February 22, 1995 and the filing of an Amended and Restated Certificate of Incorporation on July 17, 1996 (as corrected by a Certificate of Correction filed on July 31, 1996) (collectively, the "Amended Certificate of Incorporation").

                  This Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended Certificate of Incorporation and was duly adopted pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.


                                    ARTICLE I

               The name of the corporation (the "Corporation") is:

                              CN BIOSCIENCES, INC.


                                   ARTICLE II

                  The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
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                                   ARTICLE III

                  The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                  The total authorized capital stock of the Corporation shall be 35,800,000 shares consisting of 30,000,000 shares of Common Stock, par value $.01 per share ("Voting Common Stock"), 800,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

                  The relative powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon, the Voting Common Stock and the Class A Common Stock (collectively, the "Common Stock"), and the Preferred Stock are as follows:


                           SECTION A: PREFERRED STOCK


                  The Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority to fix from time to time before issuance thereof the number of shares in each series and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

                  (a) the designation of the series and the number of shares to constitute each series;

                  (b) the dividend rate on the shares of each series, any conditions on which and times at which dividends are payable, whether dividends shall be cumulative, and the preference or relation (if any) with respect to such dividends (including

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possible preferences over dividends on the Common Stock or any other class or classes);

                  (c) whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

                  (d) the terms and amount of any sinking, retirement or purchase fund;

                  (e) the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

                  (f) the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

                  (g) any restrictions on the issue or reissue or sale of additional Preferred Stock;

                  (h) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including preferences over the Common Stock or other class or classes or series of stock);

                  (i) the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Corporation; and

                  (j) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with provisions of this Amended and Restated Certificate of Incorporation.

                  All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other

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series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs 2(a) to 2(j) inclusive above.



                             SECTION B: COMMON STOCK


                  (a) Dividends. Subject to the preferences and other rights of the Preferred Stock, the holders of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor.

                  (b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment or provision for payment to the holders of Preferred Stock of the amounts to which they may be entitled, the remaining assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock.

                  (c) Voting Rights. The holders of Voting Common Stock shall be entitled to one vote in respect of each share held on all matters submitted to a vote of shareholders. Except as otherwise provided by law, the holders of Class A Common Stock shall not be entitled to notice of, or to vote at, any meeting of the stockholders of the Corporation nor to vote upon any matter relating to the business or affairs of the Corporation.

                  (d) No Preemptive Rights. No holder of Common Stock of the Corporation shall, by virtue of this Amended and Restated Certificate of Incorporation or Delaware law generally, have any preemptive right to subscribe to any additional issue of stock of the Corporation of any or all classes or series thereof or to any security convertible into such stock.

                  (e) Conversion of Class A Common Stock. (1) Each share of Class A Common Stock shall be convertible into one fully paid and nonassessable share of Voting Common Stock at any time at the election of the holder thereof subject to the condition that the holder thereof delivers to the Corporation, together with the notice of election so to convert and the applicable stock certificates (as described below), a certificate of such holder (a "Conversion Eligibility Certificate") to the effect that (i) such holder is a person other than Warburg, Pincus Investors, L.P. ("Warburg") or any affiliate (as defined in Rule

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12b-2 promulgated under the Securities Exchange Act of 1934 and any successor rule) of Warburg, or (ii) upon such conversion and after giving effect thereto, such holder and all affiliates of such holder will collectively own beneficially and of record no more than 50% of the then outstanding shares of Voting Common Stock. The Corporation or its transfer agent shall rely on any such certificate as accurately setting forth the facts therein stated, unless the Corporation has actual knowledge of the falseness of any such statements of fact.

                  (2) In order to exercise the foregoing conversion privilege, a holder of Class A Common Stock shall surrender to the Corporation at its principal offices, or to any transfer agent for the Corporation, a certificate or certificates for Class A Common Stock to be converted together with (i) a Conversion Eligibility Certificate and (ii) a written notice to the Corporation that such holder has elected to convert such shares, or, if less than all shares represented by such certificate are to be converted, the portion of the shares represented thereby to be converted. Such notice shall also state the name or names (with addresses) in which the certificates for shares of Voting Common Stock issuable upon such conversion shall be issued. Class A Common Stock shall be deemed converted for all purposes including without limitation the taking of a record date for a meeting of the stockholders of the Corporation, upon receipt by the Corporation or its transfer agent of such certificates evidencing such shares accompanied by a Conversion Eligibility Certificate and such notice of election to convert.

                  (3) Upon conversion of any certificate evidencing Class A Common Stock which is converted in part only, the Corporation shall cause to be executed and delivered to the holder thereof, at the expense of the Corporation, a new certificate evidencing the balance of the Class A Common Stock which was not so converted.

                  (4) The Corporation shall not be required to issue or deliver any certificate unless and until the holder of the shares so surrendered has paid to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

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                  (5) The Corporation shall at all times reserve and keep
available out of its authorized but unissued Voting Common Stock the full number of shares of such stock into which all shares of Class A Common Stock from time to time outstanding are convertible.

                  (6) Shares of Class A Common Stock which are converted into shares of Voting Common Stock as provided herein shall not be reissued.

                  (7) In the event of any stock split, combination or other reclassification of shares of Voting Common Stock and Class A Common Stock, each share of Common Stock and Class A Common Stock shall be treated equally; provided, however, that in any such transaction, only holders of Voting Common Stock shall receive shares of Voting Common Stock and only holders of Class A Common Stock shall receive shares of Class A Common Stock.


                                    ARTICLE V

                  The Corporation is to have perpetual existence.


                                   ARTICLE VI

                  In furtherance and not in limitation of the powers conferred by statute, the By-Laws of the Corporation may be made, altered, amended or repealed by the stockholders or by the Board of Directors.


                                   ARTICLE VII

                  The Corporation shall indemnify each person who is or was a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted under and in accordance with the Delaware General Corporation Law or any successor statute.

                  The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his

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official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



                                  ARTICLE VIII

                  Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.


                                   ARTICLE IX

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                    ARTICLE X

                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class

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of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, said compromise or arrangement and said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                   ARTICLE XI

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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                  IN WITNESS WHEREOF, CN BIOSCIENCES, INC. has caused this
Amended and Restated Certificate of Incorporation to be signed by Stelios B. Papadopoulos, its Chief Executive Officer, and attested by James G. Stewart, its Secretary, this 7th day of October, 1996.


                                    CN BIOSCIENCES, INC.


                     By:      /s/ Stelios B. Papadopoulos
                              ---------------------------
                             Stelios B. Papadopoulos
                             Chief Executive Officer

Attest:


By:      /s/James G. Stewart
         -------------------
         James G. Stewart
         Secretary


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